Exhibit 10.7



                          RECIPROCAL REFERRAL AGREEMENT

                                     BETWEEN

                                    PresiNET
                                         SYSTEMS

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                       AND

          Digital Commerce International, Inc.
          (thatbank.com)



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                          Reciprocal Referral Agreement


THIS AGREEMENT made as of the ____day of December, 2000

AMONG:
              PresiNET Systems Corp., a body corporate, incorporated under the laws of the Province of British Columbia, having offices at:
         L109 - 645 Fort Street
Victoria, British Columbia
CanadaV8W 1G2


                  ("PresiNET")



AND:

         Digital Commerce International, Inc., a body corporate, incorporated under the laws of the State of Delaware having offices at:

                  300 - 1199 West Hastings Street
                  Vancouver, British Columbia
                  Canada V6E 3T5
                  and

                  4049 Highland Drive
                  Salt Lake City, Utah
                  U.S.A. 84124-1664

                  ("THATBANK")

THIS RECIPROCAL REFERRAL AGREEMENT ("Agreement") is made effective as of the Closing Date by and between PresiNET and THATBANK ("Parties").
WHEREAS, PresiNET is in the business of providing managed Internet firewall security services including, but not limited to, 7 day x 24 hour firewall monitoring and response, and
WHEREAS, THATBANK is in the business of providing Internet e-commerce and transaction processing services, including, but not limited to, web-site design and hosting, creation of on-line shopping catalogues, merchant account issuance, and payment gateway services, and
WHEREAS, PresiNET and THATBANK wish to grant each other a non-exclusive, but preferential right to refer services and participate in co-marketing activities ("Preferred Referral Partner") according to the terms and conditions set forth below.


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NOW,  THEREFORE,  in  consideration  of the promises and of the mutual covenants hereinafter set forth, the Parties hereto hereby agree as follows:
          Definitions

"Acknowledged Referral" means a Proposed Referral for which a Referral Recipient either provides notice of acceptance to Referral Provider, or fails to give notice of Rejection, within fifteen (15) days from the Referral Recipient's receipt of the Proposed Referral.

"Change in Control" means any transaction or series of transactions in which a party merges with another entity or in which more than fifty percent (50%) of the voting stock or other voting securities or interests of a party are acquired by another entity (alone or in combination with its affiliates), provided that an underwritten public offering of common stock shall not be a Change of Control.

"Closing" means the date of reference appearing in the caption of this Agreement.

"Confidential Information" means all files, lists, records, documents, drawings, specifications, equipment, ideas, methods of operation, business processes information, customer files and other intellectual property of any form and computer programs that incorporate or refer to any records and documents.

"THATBANK Services" means web-site design and hosting, creation of on-line shopping catalogues, merchant account issuance, and payment gateway services. THATBANK's Services are described as and offered as part of the subscription or consulting service including:

          3    Optional services and any additional future offerings


              THATBANK Service means any of the THATBANK Services.


"Potential Customer" means a third party that the Referral Provider has identified, pre-qualified as requiring the services of the other Party (a PresiNET Service or a THATBANK Service, as the case may be), made a positive recommendation to respecting those services, and believes will be likely to enter into a contractual relationship with Referral Recipient for those services.

"PresiNET's   Services"  means  the  managed  Internet   firewall  services  and
associated services provided by PresiNET. PresiNET Services are described as and offered as part of the subscription service including:

          4 PresiNET's managed Internet firewall services including its appliances and/or third party appliances, monitoring, event management, firewall service policy development, and reporting.

          5 Optional services including DMZ, VPN, Proxy, security scanning, and any additional future offerings

              PresiNET Service means any of the PresiNET Services.

"Proposed Referral" means a written or electronic document provided to Referral Recipient by the Referral Provider containing all of the following:

          a.   the Referral Provider's corporate name,
          b.   the date of submission,
          c. the corporate name address and phone number of the Potential Customer,
          d.   the division name of the Potential Customer,
          e. the name and phone number of Referral Provider's employee who made the recommendation to the Potential Customer,
          f. the name and phone number of Referral Provider's contact at the Potential Customer,
          g. the specific service that Referral Provider has recommended to the Potential Customer and
          h. the specific activities that Referral Provider has conducted regarding their recommendation of the services.

"Referral Provider" means the Party that delivers a Proposed Referral.

"Referral Recipient" means the Party that receives a Proposed Referral.

"Referred Miscellaneous Sale" means a purchase of services by a Potential Customer occurring within ninety (90) days from an Acknowledged Referral, other than the purchase of the specific service described in point (g) of a Proposed Referral.

"Referred Service Sale" means a service contract, not less than 12 months in duration, between the Referral Recipient and a Potential Customer, for the specific service described in point (g) of the Proposed Referral, entered into within ninety (90) days from an Acknowledged Referral.

 "Rejection" means the provision of notice from the Referral Recipient to Referral Provider, confirming that the Referral Recipient has either:

          a. previously received a referral regarding the same third party referenced in the Proposed Referral,

          6 has already developed a relationship with the third party referenced in the Proposed Referral, or

          7    is  unable  to  pursue  a  relationship   with  the  third  party
               referenced in the Proposed Referral.

          Referral and Payment

PresiNET will treat THATBANK as its Preferred Referral Partner and will use reasonable efforts to provide Proposed Referrals to THATBANK, respecting:

          a. any PresiNET client, originating through the direct marketing efforts of PresiNET, which requires a service similar to the THATBANK Services, and

          b. any PresiNET client, originating through the marketing efforts of a PresiNET channel partner, which requires services similar to the THATBANK Service that cannot be provided by the PresiNET channel partner.

THATBANK will treat PresiNET as its Preferred Referral Partner and will use reasonable efforts to provide Proposed Referrals to PresiNET, respecting clients of THATBANK requiring services similar to the PresiNET Services, at a price point in the range charged by PresiNET for those PresiNET Services.


PresiNET and THATBANK will consider coordinated marketing activities designed to facilitate and increase the frequency of mutual and reciprocal referrals described in Articles 2.1 and 2.2. In particular, the Parties agree to consider co-marketing activities including:

          b.   a jointly approved process of public  announcements  and publicly
               disseminate   information   regarding   the   existence  of  this
               Agreement, featuring coordinated press releases,

          8 the creation of a hypertext link between agreed upon areas of the corporate web sites maintained by the Parties,

          9    facilitated    interaction   between   THATBANK   personnel   and
               corresponding PresiNET personnel designed to promote the reciprocal offering of THATBANK Services and PresiNET Services, and

          10 other co-marketing activities that are mutually approved by the Parties, in advance.


PresiNET will pay to THATBANK the following fee for each Referred Service Sale where THATBANK acted as the Referral Provider:


For a period of twelve (12) months, starting from an Acknowledged Referral, PresiNET will pay THATBANK $ 150 USD per individual Referred Sale.


THATBANK will pay to PresiNET the following fee for each Referred Service Sale where PresiNET acted as the Referral Provider:

          c. For a period of twelve (12) months, starting from an Acknowledged Referral, THATBANK will pay PresiNET $ 150 USD per individual Referred Sale.


All referral fees earned in accordance with the terms of this Agreement shall be paid to Referral Provider, in US Dollars, within thirty (30) days after Referral Recipient receives payment from the referral customer for the Referred Service Sale or the Referred Miscellaneous Sale.

          Proprietary Rights

Parties agrees that all PresiNET Services including ideas, methods of operation, documentation and other information contained in the PresiNET products, and all adaptations thereto are proprietary intellectual properties of PresiNET or its suppliers and are protected by civil and criminal law, and by the law of copyright, trade secret, trademark and patent of Canada and other countries.


Parties agrees that all THATBANK Services including ideas, methods of operation, documentation and other information contained in the THATBANK products, and all adaptations thereto are proprietary intellectual properties of THATBANK or its suppliers and are protected by civil and criminal law, and by the law of copyright, trade secret, trademark and patent of Canada and other countries.

          Term and Termination

This Agreement will commence as of the Closing Date and will continue unless earlier terminated as provided below.


Either party may terminate this Agreement upon thirty (30) days written notice.

          Confidential Information

During the course of performance of this Agreement,

     d. PresiNET may disclose certain of its Confidential Information to THATBANK to permit THATBANK to perform its obligations under this Agreement, and

     e. THATBANK may disclose certain of its Confidential Information to PresiNET to permit PresiNET to perform its obligations under this Agreement.


PresiNET agree to maintain the secrecy of all Confidential Information received from THATBANK, utilizing the same level of effort PresiNET utilizes to maintain its own secrets or Confidential Information.


THATBANK agree to maintain the secrecy of all Confidential Information received from PresiNET, utilizing the same level of effort THATBANK utilizes to maintain its own secrets or Confidential Information.


PresiNET shall refrain from using, disclosing, or otherwise exploiting any Confidential Information, provided by THATBANK, for any purpose not specifically authorized by THATBANK. PresiNET undertakes, upon termination of this Agreement, to either return or destroy all Confidential Information received from THATBANK.


THATBANK shall refrain from using, disclosing, or otherwise exploiting any Confidential Information, provided by PresiNET, for any purpose not specifically authorized by PresiNET. THATBANK undertakes, upon termination of this Agreement, to either return or destroy all Confidential Information received from PresiNET.


PresiNET agrees not allow any Confidential Information received from THATBANK to be made available to any third party, without prior written approval of THATBANK.


THATBANK agrees not allow any Confidential Information received from PresiNET to be made available to any third party, without prior written approval of PresiNET.


PresiNET retains title to all proprietary rights, including patent, trademark, copyright and trade secret rights, related to the PresiNET Services.


THATBANK retains title to all proprietary rights, including patent, trademark, copyright and trade secret rights, related to the THATBANK Services.


To the extent that disclosure of Confidential  Information is authorized by this
Agreement:

     f. PresiNET will obtain prior agreement from its employees, agents or consultants to whom disclosure of THATBANK Confidential Information is to be made, to hold in confidence and not make use of such Confidential Information for any purpose other than those permitted by this Agreement. PresiNET will promptly notify THATBANK upon discovery of any unauthorized use or disclosure of the Confidential Information received from THATBANK.

     11 THATBANK will obtain prior agreement from its employees, agents or consultants to whom disclosure of PresiNET Confidential Information is to be made, to hold in confidence and not make use of such Confidential Information for any purpose other than those permitted by this Agreement. THATBANK will promptly notify PresiNET upon discovery of any unauthorized use or disclosure of the Confidential Information received from PresiNET.

          Disclaimer of Warranties

PresiNET and THATBANK specifically disclaim all expressed and implied warranties to the fullest extent allowed by law.


No oral or written information or advice given by PresiNET, its agents or employees shall create a warranty or in any way increase the scope of this warranty. Parties shall not make, or authorize any other person or entity to make, any representation or warranty whatsoever with regard to the PresiNET Services, including, without limitation, to any users and resellers.


No oral or written information or advice given by THATBANK, its agents or employees shall create a warranty or in any way increase the scope of this warranty. Parties shall not make, or authorize any other person or entity to make, any representation or warranty whatsoever with regard to the THATBANK Services, including, without limitation, to any users and resellers.


THATBANK shall indemnify, defend and hold PresiNET harmless from and against any liabilities, claims, lawsuits, proceedings, losses, damages, costs, expenses damages, settlements or judgments, including without limitation PresiNET's reasonable attorneys' fees and costs incurred in defending against such a claim, resulting from or arising out of THATBANK's actions; provided that PresiNET gives THATBANK prompt written notice of any such claim, tenders to THATBANK the defense of settlement of any such claim at THATBANK's sole expense (provided that THATBANK shall not settle or compromise any such claim in a manner that does not unconditionally release PresiNET, without PresiNET's prior written consent) and cooperates with THATBANK, at THATBANK's expense, in defending and settling such claim.


PresiNET shall indemnify, defend and hold THATBANK harmless from and against any liabilities, claims, lawsuits, proceedings, losses, damages, costs, expenses damages, settlements or judgments, including without limitation THATBANK's reasonable attorneys' fees and costs incurred in defending against such a claim, resulting from or arising out of PresiNET's actions; provided that THATBANK gives PresiNET prompt written notice of any such claim, tenders to PresiNET the defense of settlement of any such claim at PresiNET's sole expense (provided that PresiNET shall not settle or compromise any such claim in a manner that does not unconditionally release THATBANK, without THATBANK's prior written consent) and cooperates with PresiNET, at PresiNET's expense, in defending and settling such claim.


PRESINET SHALL NOT BE LIABLE TO THATBANK FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF BUSINESS, LOSS OF DATA, LOSS OF PROFITS OR THE LIKE) REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF PRESINET OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN THE EVENT THAT ANY LIABILITY IS IMPOSED ON PRESINET FOR ANY REASON WHATSOEVER, THE AGGREGATE AMOUNTS PAYABLE BY PRESINET BY REASON THEREOF SHALL NOT EXCEED THE AMOUNT ACTUALLY PAID BY THATBANK TO PRESINET FOR THE PRESINET SERVICES. Parties acknowledges that the foregoing limitations are an essential element of the Agreement between the parties and that in the absence of such limitations the pricing and other terms set forth in this Agreement would be substantially different.


THATBANK SHALL NOT BE LIABLE TO PRESINET FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF BUSINESS, LOSS OF DATA, LOSS OF PROFITS OR THE LIKE) REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF THATBANK OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN THE EVENT THAT ANY LIABILITY IS IMPOSED ON THATBANK FOR ANY REASON WHATSOEVER, THE AGGREGATE AMOUNTS PAYABLE BY THATBANK BY REASON THEREOF SHALL NOT EXCEED THE AMOUNT ACTUALLY PAID BY PRESINET TO THATBANK FOR THE THATBANK SERVICES. Parties acknowledges that the foregoing limitations are an essential element of the Agreement between the parties and that in the absence of such limitations the pricing and other terms set forth in this Agreement would be substantially different.

          General.

Any notice under this Agreement must be written, in English, and sent to the address of such Party specified in this Agreement (or to such other address as either Party may specify by notice given to the other Party). Any notice will be deemed to have been effectively given (i) upon the lapse of ten (10) days following mailing by registered mail, (ii) upon the lapse of three (3) days after dispatch by courier, or (iii) upon receipt by personal delivery, which may be by cable, telegram, facsimile transmission or telex.


The Parties shall attempt in good faith to resolve any dispute arising under this agreement informally according to the following procedure. Upon written request either Party identifying a dispute to be resolved, each Party will designate a management representative with the responsibility and authority to resolve the dispute. The designated management representatives shall meet within fifteen (15) days after the request is received from the requesting Party to attempt to resolve such dispute, or within a time as mutually agreed by the Parties.


This Agreement and its terms and conditions are governed exclusively by and construed according to the laws of the Province of British Columbia and of Canada. Both Parties agree to submit to the exclusive jurisdiction and venue of and agree that any cause of action arising under this Agreement shall be brought in a court in Victoria, British Columbia.


The Parties each represent and warrant that there are no existing impediments to their compliance with each and every term and condition of this Agreement and that it has all right, power and authority to enter into this Agreement.


Parties may not assign, in whole or in part, this Agreement or its rights and obligations under it without the prior written consent of the other Party. Any attempted assignment by a Party in violation of the foregoing shall be void and of no effect. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns. Any Change in Control of Parties shall be considered an assignment for the purpose of this provision.


The Parties are independent contractors, not employees, agents, or legal representatives of each other. PresiNET and THATBANK shall each be responsible for appointing and compensating their own employees, agents and representatives. Each Party will indemnify the other for any liabilities arising out of any unauthorized actions or omissions of its employees, agents or representatives.


Neither PresiNET nor THATBANK shall be liable for damages for any delay or failure of delivery arising out of causes beyond their reasonable control and without their fault or negligence, including, but not limited to, acts of civil or military authority, fires, riots, wars or embargoes.


Failure to enforce any rights under this Agreement, irrespective of the duration of such failure, shall not constitute a waiver of those or any other rights.


If a court judges any provision of this Agreement to be void or unenforceable, such a judgment shall in no way affect any other provisions of this Agreement, or the validity or enforceability of this Agreement. Any invalid provision shall be deemed to be replaced by a lawful provision most nearly embodying the original intention of the Parties.


All rights and remedies provided herein are cumulative and in addition to all other rights and remedies available at law or equity.


This Agreement constitutes the final, complete and exclusive agreement of the Parties with regard to this subject matter and supersedes all prior agreements and understandings, oral or written, relating to the subject matter of this Agreement. Any changes to this Agreement must be in writing and be executed by the Parties


IN WITNESS WHEREOF, the Parties hereto, by their authorized representatives, have affixed their signatures as of the date first set forth above.




PRESINET SYSTEMS CORP.                     Digital Commerce International, Inc.
                                           (THATBANK)

By:                                        By:


Name: Dean Pothroin                        Name:
Title: Chief Executive Officer             Title:



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